UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 1, 2015

Blue Earth, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-148346 (Commission File Number)	98-0531496 (IRS Employer Identification No.)

2298 Horizon Ridge Parkway, Suite 205

Henderson, NV 89052

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (702) 263-1808

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02

Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On October 1, 2015, Blue Earth, Inc. (the “Company”) was advised by its independent accountants that disclosure should be made to prevent future reliance on the previously issued audit reports dated March 16, 2015, relating to their audit of the consolidated financial statements and their audit of the Company’s internal controls over financial reporting, which appears in the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2014.

The Company was advised that the disclosure of its revenue recognition policies regarding construction type contracts was insufficiently detailed. The Company disclosed that long-term contracts were accounted for using the completed contract method. The Company should have disclosed that long-term contracts were accounted for using the percentage-of-completion method, while short-term contracts were accounted for using the completed contract method. The financial results presented are unchanged.

The Company has determined that there is a material weakness relating to financial reporting and disclosure controls and the Company’s auditors are revising their assessment of internal controls to disclose a material weakness over financial disclosure controls.

The Company is amending its Annual Report on Form 10-K for December 31, 2014 to correct the above-referenced disclosure issues, as well as adding in additional Type 1 subsequent event accruals relating to the settlement of various litigation matters. The amended Form 10-K will also include other disclosures related to a comment letter received from the SEC. Additionally, the Company will be amending its Form 10-Q for June 30, 2015 for the aforementioned issues; accordingly, no reliance should be placed on that filing.

The Company’s audit committee has discussed with the Company’s independent accountants the matters disclosed in this Form 8-K.

The Company has provided its independent accountants with a copy of the disclosures in this Form 8-K.  The independent accountants have furnished the Company with a letter addressed to the Commission stating that they agree with the statements made by the Company in this Form 8-K.  This letter has been filed as an exhibit to this Form 8-K.

Item 9.01

Exhibits

(d)

Exhibits.

18.1

Auditors' letter regarding agreement with the disclosures in this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2015	Blue Earth, Inc.

By: /s/ G. Robert Powell
Name: G. Robert Powell
Title: Chief Executive Officer

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